Exhibit 99.1

Tripadvisor Reports Fourth Quarter and Full Year 2020 Financial Results

NEEDHAM, MA, February 18, 2021 — Tripadvisor, Inc. (NASDAQ: TRIP) today announced financial results for the fourth quarter and full year ended December 31, 2020.

“As challenging as 2020 was for the travel industry, we enter 2021 with optimism,” said Chief Executive Officer Steve Kaufer. “Vaccine developments since November are encouraging and we see signals that indicate that pent up travel demand continues to grow, setting the travel industry up for a potential inflection later in the year.”

Kaufer continued, “Most importantly, we have taken exciting steps to orient the business to emerge from the pandemic even stronger. In 2021 and in the years to come, we will remain focused on building direct, durable customer relationships that will enable us to more effectively convert Tripadvisor’s influence into monetization.”

Chief Financial Officer Ernst Teunissen added, “In 2020, we successfully navigated the most challenging period our industry and business has ever faced. Our concerted actions throughout the year – rapidly reducing our flexible cost structure, raising debt capital, and renegotiating our credit facility – have ensured our strong financial position ahead of a variety of recovery scenarios. In 2021, we will continue to execute our business with prudent cost discipline, balancing persistent savings with targeted investments in exciting long-term strategic growth initiatives.”

Fourth Quarter and Full Year 2020 Financial Results

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages and per share amounts)	2020	2019	% Change	2020	2019	% Change
Total Revenue	$116	$335	(65)%	$604	$1,560	(61)%
Hotels, Media & Platform	$74	$194	(62)%	$361	$939	(62)%
Experiences & Dining	$36	$109	(67)%	$186	$456	(59)%
Other	$6	$32	(81)%	$57	$165	(65)%

GAAP Net Income (Loss)	$(73)	$15	n.m.	$(289)	$126	n.m.

Total Adjusted EBITDA (1)	$(33)	$92	n.m.	$(51)	$438	n.m.
Hotels, Media & Platform	$(12)	$73	n.m.	$13	$378	(97)%
Experiences & Dining	$(22)	$7	n.m.	$(79)	$5	n.m.
Other	$1	$12	(92)%	$15	$55	(73)%

Non-GAAP Net Income (Loss) (1)	$(55)	$53	n.m.	$(167)	$250	n.m.

Diluted Earnings (Loss) per Share:
GAAP	$(0.54)	$0.11	n.m.	$(2.14)	$0.89	n.m.
Non-GAAP (1)	$(0.41)	$0.38	n.m.	$(1.24)	$1.77	n.m.

Cash flow from operating activities	$(15)	$59	n.m.	$(194)	$424	n.m.
Free cash flow (1)	$(24)	$37	n.m.	$(249)	$341	n.m.

n.m. = not meaningful

(1)

“Total Adjusted EBITDA”, “Non-GAAP Net Income (Loss)”, “Non-GAAP Diluted Earnings (Loss) per Share”, and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Consumer demand and revenue

In October, November and December 2020, monthly unique users on Tripadvisor-branded websites were approximately 68%, 58%, and 59%, respectively, of 2019’s comparable period.

Q4 2020 revenue of $116 million declined 65% versus 2019’s comparable period. This is in line with Q3 2020 performance, and demonstrates significant improvement versus Q2 2020 revenue decline of 86% as compared to 2019’s comparable period. On a monthly basis, as expected, revenue performance was uneven, which reflects that the travel industry’s recovery progress has slowed as the virus resurged, particularly in Europe.

For the full year 2020, revenue declined 61% year-over-year to $604 million, as the global pandemic materially affected consumer travel demand for the majority of the year.

Cost performance and profitability

Q4 2020 was the second straight quarter with a full contribution from the significant discretionary and workforce-related cost reduction measures we enacted in the first half of 2020. Typical revenue seasonality, as well as the travel industry’s uneven recovery impacting consumer travel demand, materially increased our net loss in Q4 2020 versus Q3 2020. We note that a majority of the sequential expense increase in Q4 versus Q3 was due to an increase in our full year compensation expense. As such, $12 million of incremental Q4 expense is not indicative of the quarterly run rate. We also note that we achieved our target 2020 annualized savings levels that we outlined in our Q2 2020 quarterly update, and we expect the majority of the 2020 fixed cost savings will persist in 2021.

Cash & Liquidity

As of December 31, 2020, Tripadvisor had $418 million of cash and cash equivalents, an increase of $99 million from December 31, 2019, with nearly $500 million in available borrowing capacity under our revolving credit facility.

On December 17, 2020, we amended our existing revolving credit facility to, among other things, continue the suspension of the requirement for quarterly testing of compliance with the maximum leverage ratio covenant until the earlier of (a) the first day after June 30, 2021 through maturity on which borrowings and other revolving credit utilizations under the revolving commitments exceed $200 million, and (b) the election of the Company; downsize its capacity to $500 million from $1.0 billion; extend the maturity date from May 12, 2022 to May 12, 2024; and require that the obligations under this facility through maturity remain secured by substantially all of the assets of the borrowers under this facility and the guarantors of those obligations.

CARES Act Relief

Based on our evaluation of the CARES Act, we qualify for certain employee retention payroll tax credits and the deferral of payroll and other tax payments in the future, as well as certain income tax related provisions, some of which are effective retroactively. The most significant benefit from the CARES Act is that it allows us to carryback our U.S. federal net operating loss incurred in 2020, for which we expect to be refunded approximately $48 million during 2021 as well as benefit from the reduction of tax liabilities in future years.

Fourth Quarter and Full Year 2020 Revenue by Source

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages)	2020	2019	% Change	2020	2019	% Change
Revenue by Source:
Hotels, Media & Platform
Tripadvisor-branded hotels	$57	$155	(63)%	$292	$779	(63)%
Tripadvisor-branded display and platform	17	39	(56)%	69	160	(57)%
Experiences & Dining	36	109	(67)%	186	456	(59)%
Other (1)	6	32	(81)%	57	165	(65)%
Total Revenue	$116	$335	(65)%	$604	$1,560	(61)%
(1)	Other consists of Rentals, Flights & Car, and Cruises.

Conference Call

Tripadvisor posted prepared remarks and supplemental financial information on the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com. Tripadvisor will host a conference call tomorrow, February 19, 2021, at 8:30 a.m., Eastern Time, to discuss Tripadvisor’s fourth quarter and full year 2020 operating results, as well as forward-looking information about Tripadvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on Tripadvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 4293356) until February 26, 2021 and the webcast will be accessible at http://ir.tripadvisor.com/events-and-presentations for at least twelve months following the conference call.

About Tripadvisor

Tripadvisor, the world's largest travel guidance platform*, helps hundreds of millions of people each month** become better travelers, from planning to booking to taking a trip. Travelers across the globe use the Tripadvisor site and app to discover where to stay, what to do and where to eat based on guidance from those who have been there before. With more than 884 million reviews and opinions of 7.9 million businesses, travelers turn to Tripadvisor to find deals on accommodations, book experiences, reserve tables at delicious restaurants and discover great places nearby. As a travel guidance company available in 49 markets and 28 languages, Tripadvisor makes planning easy no matter the trip type.

The subsidiaries of Tripadvisor, Inc. (NASDAQ:TRIP), own and operate a portfolio of online travel brands and businesses, operating under various websites and apps, including the following websites: www.bokun.io, www.cruisecritic.com, www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, www.bookatable.co.uk, and www.delinski.com), www.helloreco.com, www.holidaylettings.co.uk, www.housetrip.com, www.jetsetter.com, www.niumba.com, www.seatguru.com, www.singleplatform.com, www.vacationhomerentals.com, and www.viator.com.

*   Source: SimilarWeb, unique users de-duplicated monthly, December 2020

** Source: Tripadvisor internal log files

Tripadvisor, Inc.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three months ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenue	$116	$335	$604	$1,560

Costs and expenses:
Cost of revenue (1)	13	21	55	94
Selling and marketing (1)	66	139	316	672
Technology and content (1)	55	69	220	293
General and administrative (1)	44	49	173	187
Depreciation and amortization	31	33	125	126
Impairment of goodwill	—	—	3	—
Restructuring and other related reorganization costs	(1)	1	41	1
Total costs and expenses:	208	312	933	1,373
Operating income (loss)	(92)	23	(329)	187
Other income (expense):
Interest expense	(14)	(2)	(35)	(7)
Interest income	—	3	3	17
Other income (expense), net	2	(4)	(8)	(3)
Total other income (expense), net	(12)	(3)	(40)	7
Income (loss) before income taxes	(104)	20	(369)	194
(Provision) benefit for income taxes	31	(5)	80	(68)
Net income (loss)	$(73)	$15	$(289)	$126
Earnings (loss) per share attributable to common stockholders:
Basic	$(0.54)	$0.11	$(2.14)	$0.91
Diluted	$(0.54)	$0.11	$(2.14)	$0.89
Weighted average common shares outstanding:
Basic	135	139	135	139
Diluted	135	140	135	141
(1) Includes stock-based compensation expense as follows:
Cost of revenue	$—	$—	$1	$1
Selling and marketing	$4	$7	$16	$23
Technology and content	$12	$16	$44	$55
General and administrative	$13	$12	$48	$45

Tripadvisor, Inc.

Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$418	$319
Accounts receivable and contract assets, net of allowance for doubtful accounts of $33 and $25, respectively	83	183
Income taxes receivable	50	4
Prepaid expenses and other current assets	22	27
Total current assets	573	533
Property and equipment, net of accumulated depreciation of $386 and $319, respectively	240	270
Operating lease right-of-use assets	54	74
Intangible assets, net of accumulated amortization of $206 and $173, respectively	86	110
Goodwill	862	840
Non-marketable investments	40	55
Deferred income taxes, net	10	7
Other long-term assets, net of allowance for credit losses of $5 and $0, respectively	104	95
TOTAL ASSETS	$1,969	$1,984
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18	$11
Deferred merchant payables	36	159
Deferred revenue	28	62
Accrued expenses and other current liabilities	160	203
Total current liabilities	242	435
Long-term debt	491	—
Finance lease obligation, net of current portion	71	78
Operating lease liabilities, net of current portion	46	64
Deferred income taxes, net	10	8
Other long-term liabilities	223	238
Total Liabilities	1,083	823

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0, respectively
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 140,775,221 and 138,698,307, respectively
Shares outstanding: 121,930,607 and 124,581,773, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,253	1,150
Retained earnings	389	681
Accumulated other comprehensive income (loss)	(34)	(63)
Treasury stock-common stock, at cost, 18,844,614 and 14,116,534 shares, respectively	(722)	(607)
Total Stockholders’ Equity	886	1,161
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,969	$1,984

Tripadvisor, Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Operating activities:
Net income (loss)	$(73)	$15	$(289)	$126
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	31	33	125	126
Stock-based compensation expense	29	35	109	124
Deferred income tax expense (benefit)	(5)	(7)	(1)	6
Provision for expected credit losses	1	3	17	11
Impairment of goodwill	—	—	3	—
Loss on sale/disposal of business	—	—	6	—
Other, net	2	(3)	11	(3)
Changes in operating assets and liabilities, net of effects from acquisitions and other investments	—	(17)	(175)	34
Net cash provided by (used in) operating activities	(15)	59	(194)	424

Investing activities:
Capital expenditures, including internal-use software and website development	(9)	(22)	(55)	(83)
Acquisitions and other investments, net of cash acquired	—	(108)	(4)	(110)
Purchases of marketable securities	—	(15)	—	(133)
Sales of marketable securities	—	80	—	80
Maturities of marketable securities	—	30	—	70
Other investing activities, net	—	—	3	—
Net cash provided by (used in) investing activities	(9)	(35)	(56)	(176)

Financing activities:
Repurchase of common stock	—	(60)	(115)	(60)
Payment of common stock cash dividends to stockholders	—	(488)	—	(488)
Proceeds from 2015 credit facility	—	—	700	—
Payments of financing costs for amendments to 2015 credit facility	(3)	—	(7)	—
Payments to 2015 credit facility	—	—	(700)	—
Proceeds from issuance of Senior Notes	—	—	500	—
Payments of financing costs for the issuance of Senior Notes	—	—	(10)	—
Proceeds from exercise of stock options	—	—	—	2
Payment of withholding taxes on net share settlements of equity awards	(3)	(1)	(21)	(29)
Payments of finance lease obligation	(1)	(1)	(6)	(5)
Net cash provided by (used in) financing activities	(7)	(550)	341	(580)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3	7	8	(4)
Net increase (decrease) in cash, cash equivalents and restricted cash	(28)	(519)	99	(336)
Cash, cash equivalents and restricted cash at beginning of period	446	838	319	655
Cash, cash equivalents and restricted cash at end of period	$418	$319	$418	$319

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes, net of refunds			$3	$47
Cash paid during the period for interest			$13	$6

Tripadvisor, Inc.

Segment Information

(in millions, except percentages)

(Unaudited)

	Three Months Ended		% Change
	December 31, 2020	December 31, 2019	2020 vs. 2019
Revenue:
Hotels, Media & Platform	$74	$194	(62)%
Experiences & Dining	36	109	(67)%
Other (1)	6	32	(81)%
Total revenue	$116	$335	(65)%
Adjusted EBITDA:
Hotels, Media & Platform	$(12)	$73	n.m.
Experiences & Dining	(22)	7	n.m.
Other (1)	1	12	(92)%
Total Adjusted EBITDA (2)	$(33)	$92	n.m.
Adjusted EBITDA Margin:
Hotels, Media & Platform	(16)%	38%
Experiences & Dining	(61)%	6%
Other (1)	17%	38%
Total Adjusted EBITDA Margin (2)	(28)%	27%

Net Income (Loss) (3)	$(73)	$15
Net Income Margin (Loss)	(63)%	4%

	Year ended December 31,		% Change
	2020	2019	2020 vs. 2019
Revenue:
Hotels, Media & Platform	$361	$939	(62)%
Experiences & Dining	186	$456	(59)%
Other (1)	57	165	(65)%
Total revenue	$604	$1,560	(61)%
Adjusted EBITDA:
Hotels, Media & Platform	$13	$378	(97)%
Experiences & Dining	(79)	5	n.m.
Other (1)	15	55	(73)%
Total Adjusted EBITDA (2)	$(51)	$438	n.m.
Adjusted EBITDA Margin:
Hotels, Media & Platform	4%	40%
Experiences & Dining	(42)%	1%
Other (1)	26%	33%
Total Adjusted EBITDA Margin (2)	(8)%	28%

Net Income (Loss) (3)	$(289)	$126
Net Income Margin (Loss)	(48)%	8%

n.m. = not meaningful

(1)	Other consists of Rentals, Flights & Car, and Cruises.
(2)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(3)	This amount reflects our consolidated GAAP Net Income (Loss) for the periods presented. Tripadvisor does not calculate or report net income (loss) by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We may use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange, as well as other measures.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as Net Income (Loss) plus: (1) provision (benefit) for income taxes; (2) other income (expense), net; (3) depreciation and amortization; (4) stock-based compensation and other stock-settled obligations; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves and settlements; (7) restructuring and other related reorganization costs; and (8) non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt, if any;

•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, such as legal reserves and settlements and restructuring and other related reorganization costs;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss)” as GAAP net income (loss) excluding, net of their related tax effects (which excludes the impact of significant one-time changes resulting from tax legislation or significant legislation that impacts tax, such as the CARES Act): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves and settlements; (5) restructuring and other related reorganization costs; and (6) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income (loss) is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance. The Company believes this change better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “non-GAAP net income (loss) per diluted share”, or non-GAAP diluted EPS, as non-GAAP net income (loss) divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using GAAP diluted shares determined under the treasury stock method.

Non-GAAP net income (loss) and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) does not include all items that affect our GAAP net income (loss) and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

Tripadvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows.

Tripadvisor calculates our foreign exchange effect of revenue, or “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Tripadvisor calculates our foreign exchange effect of Adjusted EBITDA, or “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the estimated effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

Tripadvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended				Year Ended
	December 31, 2020	September 30, 2020	June 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(73)			$15	$(289)	$126
Add: Provision (benefit) for income taxes	(31)			5	(80)	68
Add: Other (income) expense, net	12			3	40	(7)
Add: Depreciation and amortization	31			33	125	126
Add: Impairment of goodwill	—			—	3	—
Add: Restructuring and other related reorganization costs	(1)			1	41	1
Add: Stock-based compensation expense	29			35	109	124
Adjusted EBITDA (Non-GAAP)	$(33)			$92	$(51)	$438

Revenue (GAAP)	$116			$335	$604	$1,560

Net Income (loss) margin (GAAP)	(63%)			4%	(48%)	8%
Adjusted EBITDA margin (Non-GAAP) (1)	(28%)			27%	(8%)	28%

Reconciliation from GAAP Net Income (Loss) and GAAP Net Income (Loss) per diluted share to Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share:
GAAP Net Income (Loss)	$(73)			$15	$(289)	$126
Add: Stock-based compensation expense	29			35	109	124
Add: Restructuring and other related reorganization costs	(1)			1	41	1
Add: Impairment of goodwill	—			—	3	—
Add: Amortization of intangible assets	6			10	26	33
Add: Loss on sale of business	—			—	6	—
Add: (Gain)/Loss on investment	(1)			1	(3)	1
Subtract: Income tax effect of Non-GAAP adjustments (2)	14			9	37	35
Subtract: Income tax impact related to CARES Act (3)	1			—	23	—
Non-GAAP net income (loss)	$(55)			$53	$(167)	$250

GAAP diluted shares	135			140	135	141

GAAP Net Income (loss) per diluted share	$(0.54)			$0.11	$(2.14)	$0.89
Non-GAAP net income (loss) per diluted share (4)	$(0.41)			$0.38	$(1.24)	$1.77

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by (used in) operating activities (GAAP)	$(15)	$(31)	$(78)	$59	$(194)	$424
Subtract: Capital expenditures	9	11	15	22	55	83
Free cash flow (Non-GAAP)	$(24)	$(42)	$(93)	$37	$(249)	$341

(1)	Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(2)

The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense for the periods presented.

(3)

Represents a tax benefit of $1 million and $23 million recorded in connection with the passage of the CARES Act, pertaining to the tax rate differential in tax years applicable to U.S. loss carryforwards that became eligible for carryback, recorded during the three months and year ended December 31, 2020, respectively.

(4)	Tripadvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by GAAP diluted shares.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “look forward,”  “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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